EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AboveNet, Inc.
White Plains, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159175, 333-163144, 333-168510, 333-170617 and 333-171535) of AboveNet, Inc. of our reports dated February 28, 2011, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of AboveNet, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

BDO USA, LLP
New York, NY

February 28, 2011